Exhibit 2.1


James M. LaGanke
JAMES M. LaGANKE, P.C.
2600 N. Central Avenue
Suite 1107
Phoenix, Arizona 85004
(602) 240-6681
State Bar No. 006913

Attorneys for Debtor

                      IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF ARIZONA

In re:                        )        In Proceedings Under Chapter 11
                              )
VISTA FINANCIAL SERVICES,     )
INC., an Arizona corporation  )        Case No. B 93-05704-PHX-GBN
                              )
                  Debtor.     )
                              )
Employer I.D. #86-0464104     )
                              )
------------------------------


                             PLAN OF REORGANIZATION

                                       OF

                              DEBTOR-IN-POSSESSION


                             DATED: FEBRUARY 4, 1994

                              FILED BY: THE DEBTOR

                                TABLE OF CONTENTS

ARTICLE I......................................................................1

  DEFINITIONS..................................................................1

      1.1    Administrative Expenses...........................................1
      1.2    Allowed Claim or Allowed Interest.................................2
      1.3    Bankruptcy Code...................................................2
      1.4    Bar Date..........................................................2
      1.5    Chapter 11........................................................2
      1.6    Claim.............................................................2
      1.7    Claims of the Estate..............................................2
      1.8    Collateral Value..................................................2
      1.9    Confirmation......................................................3
      1.10   Confirmation Hearing..............................................3
      1.11   Confirmation Order................................................3
      1.12   The Corporation...................................................3
      1.13   Court.............................................................3
      1.14   Creditors.........................................................3
      1.15   Debtor............................................................3
      1.16   Effective Date....................................................3
      1.17   Equity Security Claims............................................3
      1.18   Equity Security Holders...........................................3
      1.19   Filing Date.......................................................3
      1.20   Final Order.......................................................3
      1.21   Insider...........................................................3
      1.22   Order Confirming Plan.............................................3
      1.23   Plan..............................................................4
      1.24   Priority Claims...................................................4
      1.25   Pro Rata..........................................................4
      1.26   Property of the Debtor............................................4
      1.27   Property or Properties............................................4
      1.28   Reorganized Debtor................................................4
      1.29   Secured Claims....................................................4
      1.30   Secured Creditors.................................................4
      1.31   Unsecured Tax Claims..............................................4
      1.32   Unsecured Claims..................................................4
      1.33   Unsecured Creditors...............................................4

  UNDEFINED TERMS..............................................................4

ARTICLE II.....................................................................5

  CERTAIN GENERAL TERMS AND CONDITIONS.........................................5

      2.1    Class of Claims and Payment.......................................5
      2.2    Modification of Plan..............................................5
      2.3    Preserved Liens...................................................5
      2.4    Securities Laws...................................................5
      2.5    Time for Filing of Claims.........................................5

ARTICLE III....................................................................6

  BACKGROUND...................................................................6

      3.1    Benefit...........................................................6
      3.2    Business..........................................................6
      3.3    Concept...........................................................6

ARTICLE IV.....................................................................6

  BASIS OF THE PLAN............................................................6

      4.1    Cash Payments.....................................................6
      4.2    Parties Bound.....................................................6
      4.3    No Liquidation....................................................6
      4.4    Survival..........................................................6

ARTICLE V......................................................................6

  CLASSIFICATION OF CLAIMS OF THE DEBTOR.......................................6

      5.1    Class 1 - Administrative Expenses.................................6

             A. Class 1(a).....................................................7

             B. Class 1(b).....................................................7

      5.2    Class 2 - Priority Wages..........................................7
      5.3    Class 3 - Taxes...................................................7
      5.4    Class 4 - Unsecured Creditors.....................................7

             A. Class 4(a) - Trade Creditors...................................7

             B. Class 4(b) - Noteholders.......................................7

             C. Class 4(c) Insiders............................................7

             D. General Provisions Concerning Unsecured Claims.................7

                (1) Additional Charges.........................................7
                (2) Deficiency Claims..........................................7
                (3) Claims Arising From Rejection Of Executory Contracts
                    And Unexpired Leases.......................................7
                (4) Amount of Claims...........................................8
                (5) Impairment.................................................8
                (6) Fair and Equitable.........................................8
      5.5    Class 5 - Equity Security Holders.................................8

ARTICLE VI.....................................................................8

  DISTRIBUTION TO CREDITORS AND OTHER PARTIES IN INTEREST......................8

      6.1    Class 1(a) Claims.................................................8
      6.2    Class 1(b) Claims.................................................8
      6.3    Class 2 Claims....................................................8
      6.4    Class 3 Claims....................................................8
      6.5    Classes 4(a), 4(b) and 4(c) Claims................................8

             A. Class 4(a) - Trade Creditors...................................8

             B. Class 4(b) - Noteholders.......................................8

             C. Class 4(c) - Claims of Insiders................................8

      6.6    Equity Security Claims (Class 5)..................................9
      6.7    Surrender and Cancellation of Debt Instruments and Security.......9
      6.8    De Minims Distributions...........................................9

ARTICLE VII....................................................................9

  IMPAIRMENT OF CLAIMS.........................................................9

      7.1    Claims Impaired Under the Plan....................................9
      7.2    Treatment of Impaired Classes.....................................9

ARTICLE VIII...................................................................9

  SOURCE OF FUNDS..............................................................9

      8.1    Revenues..........................................................9

ARTICLE IX....................................................................10

  COMPENSATION OF OFFICERS, DIRECTORS
    AND SHAREHOLDERS OF THE corporation.......................................10

      9.1    Officers of the Corporation......................................10

      9.2    Limitations on Compensation to Officers, Directors and
             Equity Share Holders and Dividends...............................10

ARTICLE X.....................................................................10

  DISBURSING AGENT............................................................10

      10.1   Duties of Disbursing Agent.......................................10
      10.2   Fees and Expenses................................................10
      10.3   Termination of Disbursing Agent's Duties.........................10

ARTICLE XI....................................................................10

  SATISFACTION OF CLAIMS......................................................10

      11.1   Satisfaction.....................................................10

ARTICLE XII...................................................................11

  UNEXPIRED LEASES AND EXECUTORY CONTRACTS....................................11

      12.1   Assumption.......................................................11
      12.2   Rejection........................................................11
      12.3   Cure of Defaults.................................................11
      12.4   Claims After Rejection...........................................11

ARTICLE XIII..................................................................11

  PRESERVATION OF BANKRUPTCY CAUSES OF ACTION.................................11

      13.1   Preservation.....................................................11

ARTICLE XIV...................................................................11

  GENERAL PROVISIONS..........................................................11

      14.1   No Additional Charges............................................11
      14.2   Remedies to Cure Defects.........................................11
      14.3   Discharge........................................................12
      14.4   Headings.........................................................12

ARTICLE XV....................................................................12

  JURISDICTION OF THE COURT...................................................12

      15.1   Reinvestment of Title and Retention of Jurisdiction..............12

             A. The Classification of a Claim of any Creditor, the
                re-examination of any Claim which has been allowed
                for the purposes of voting and the determination
                of such objections as may be filed to any Claim...............12

             B. Disputed Claims; Objections to Claims.........................12

             C. Title to and Liens Against Assets.............................12

             D. Correction of Defects.........................................13

             E. Modification..................................................13

             F. Enforcement...................................................13

             G. Further Orders................................................13

             H. Conclusion....................................................13

James M. LaGanke
JAMES M. LaGANKE, P.C.
2600 N. Central Avenue
Suite 1107
Phoenix, Arizona 85004
(602) 240-6681
State Bar No. 006913

Attorneys for Debtor

                      IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF ARIZONA

In re:                        )        In Proceedings Under Chapter 11
                              )
VISTA FINANCIAL SERVICES,     )
INC., an Arizona corporation  )        Case No. B 93-05704-PHX-GBN
                              )
                  Debtor.     )
                              )
Employer I.D. #86-0464104     )
                              )
------------------------------

                             PLAN OF REORGANIZATION

DATED: February 4, 1994

FILED BY: The Debtor, Vista Financial Services, Inc., an Arizona Corporation

                                    ARTICLE I

                                 A. DEFINITIONS

     The following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) whenever used in the Plan.

     1.1 ADMINISTRATIVE  EXPENSES:  Claims and expenses of the type described in
Article V, Section 5.1 of the Plan which are allowed and ordered paid by the Court pursuant to Section 503(b) of the Code, and which are entitled to priority pursuant to Section 507(a)(1) of the Code, including, without limitation:

     (a) The actual and necessary costs and expenses of preserving the Debtor's estate and of operating the business of the Debtor (other than such Claims or portions thereof which, by their express terms, are not due or payable on the Effective Date);

     (b) The full amount of all Claims for allowance of compensation or reimbursement of costs and expenses for legal, accounting or other professional services under Section 330 or Section 503(b) of the Code, or otherwise allowed by the Court;

     (c) All fees and charges assessed against the Debtor's estate under Chapter 123 of Title 28, United States Code; and

     (d) Expenses incurred by the Shareholders in connection with this case, including expenses incurred in obtaining Confirmation of the Plan.

     1.2 ALLOWED CLAIM OR ALLOWED INTEREST: Allowed Claim or Allowed Interest means a Claim against or Equity Security Claim in the Debtor to the extent that:
(a) a proof of such Claim or interest was (i) timely filed; (ii) deemed filed pursuant to Section 1111 (a) of the Code; or (b)(i) which is not a disputed Claim, or (ii) which is allowed (and only to the extent allowed) by a Final Order.

     1.3 BANKRUPTCY CODE: Bankruptcy Code is the Bankruptcy Reform Act of 1978 (the "Code"), sometimes referred to as the Bankruptcy code of 1978, as contained in Title 11 U.S.C. Section 101 et seq., and all amendments thereto.

     1.4 BAR  DATE:  ________________________________________.  By  Order  dated
___________________,the Court established  _________________________as  the last day for the filing of claims in these proceedings. Notice of that Order was given to all Creditors and other parties in interest in these proceedings. A separate Bar Date may apply to Claims arising out of the rejection of executory contracts and unexpired leases specified in Article XIII of the Plan or to deficiency Claims arising out of the abandonment of collateral to previously Secured Creditors, or arising out of orders granting relief from the provisions of Section 362 of the Code.

     1.5 CHAPTER 11: Chapter 11 of the Bankruptcy Code. Reference to section numbers are references to sections in the Bankruptcy Code, 11 U.S.C. Section 101 et seq., Public Law 95-598, effective October 1, 1979, as amended, unless otherwise specified.

     1.6 CLAIM: A Claim is a right to payment from the Debtor, which is evidenced by a timely filed proof of claim or application for payment which is allowed by the Court, or if a proof of claim is not filed, a right which otherwise appears in the applicable schedules of the Debtor and (1) is not listed as disputed, contingent or unliquidated, or (2) has been resolved by Final Order of the Court pursuant to the terms of the Plan.

     1.7 CLAIMS OF THE ESTATE: Claims of the Estate means all asserted and unasserted Claims of the Debtor, existing prior to Confirmation, against anyone.

     1.8 COLLATERAL VALUE: Collateral Value is the fair market value, at Confirmation, of any perfected and valid interest in collateral of the Debtor securing any Claim, as agreed to by the Debtor and the affected Secured Creditor or, in the event of disagreement, resolved by Final Order of the Court.

     1.9 CONFIRMATION: Entry by the Court of an Order Confirming the Plan at or after a hearing held pursuant to Section 1128 of the Code.

     1.10 CONFIRMATION HEARING: The hearing to be held by the Court to determine whether or not the Debtor's Plan meets the requirements of Chapter 11 of the Code and is entitled to Confirmation.

     1.11 CONFIRMATION ORDER: Confirmation order means an order of the Court confirming the Plan. The date the Confirmation order is entered on the clerk's docket is the Confirmation Date.

     1.12  THE  CORPORATION:   Vista  Financial   Services,   Inc.,  an  Arizona
Corporation.

     1.13 COURT: The United States Bankruptcy Court, District of Arizona, including the United States Bankruptcy Judge presiding in the Chapter 11 case of the Debtor.

     1.14 CREDITORS: Creditors are all Creditors of the Debtor holding allowed Claims for debts, liabilities, demands or Claims of any character whatsoever, as defined in Section 101(4) of the Bankruptcy Code.

     1.15 DEBTOR: The Debtor is Vista Financial Services, Inc., an Arizona Corporation.

     1.16 EFFECTIVE DATE: Ten (10) days after the Order confirming the Plan is executed by the Court.


     1.17 EQUITY SECURITY CLAIMS: All Claims based upon the ownership of stock in the Debtor.

     1.18 EQUITY SECURITY HOLDERS: The holders of the stock of the Debtor.

     1.19 FILING DATE: JUNE 4, 1993, the date of the filing of the Chapter 11 Petition in this case by Vista Financial Services, Inc., an Arizona corporation.

     1.20 FINAL ORDER: A Final Order is an Order of the Court which, not having been reversed, modified or amended, and not being stayed, and the time to appeal from which or to seek review or certiorari or rehearing of which having expired, and from which no such appeal, review, certiorari or rehearing is pending, has become conclusive of all matters adjudicated thereby and in full force and effect.

     1.21 INSIDER: Insider means (i) shareholder of the Debtor and (ii) relative of a shareholder or person in control of the Debtor, pursuant to section 101(30)(c) of the Code.

     1.22 ORDER CONFIRMING PLAN: The Final Order of the Court determining that the Plan meets the requirements of Chapter 11 of the Code and is entitled to Confirmation.

     1.23 PLAN: The Plan of Reorganization in its present form, or as it may be amended, supplemented or modified.

     1.24 PRIORITY CLAIMS: Any Claim entitled to priority pursuant to Section 507 (a) of the Code, other than an Unsecured Tax Claim or a Claim for administrative Expenses.

     1.25 PRO RATA: The proportion that the amount of a Claim against the Debtor in a particular class bears to the aggregate amount of all Claims (including undetermined Claims until disallowed) in such class.

     1.26 PROPERTY OF THE DEBTOR: The Business, including the personal property of the Debtor.

     1.27 PROPERTY OR PROPERTIES: All property of the estate of the Debtor as previously or hereafter determined by Final Order of a Court of competent jurisdiction and/or as defined in Section 541 of the Code, including, but not limited to, any and all Claims or causes of action in favor of the Debtor against third parties (except as otherwise provided herein).

     1.28 REORGANIZED DEBTOR: The Debtor and its successors and assigns.

     1.29 SECURED CLAIMS: Any Claims secured by property of the Debtor under a duly perfected security interest or lien, to the extent of the value of the collateral (security), as determined in accordance with Section 506 of the Code.

     1.30 SECURED CREDITORS: All Creditors who hold a lien, security interest or other encumbrance which has been properly perfected as required by law with respect to property owned by the Debtor.

     1.31 UNSECURED TAX CLAIMS: Any Unsecured Claim for taxes entitled to priority pursuant to Section 507(a)(7) of the Code.

     1.32 UNSECURED CLAIMS: All Creditors, other than taxing entities, having Claims against the Debtor which are not secured Claims.

     1.33 UNSECURED CREDITORS: All Creditors of the Debtor holding Claims for unsecured debts, unsecured liabilities, unsecured demands or Unsecured Claims of any character whatsoever, except Claims entitled to priority pursuant to Section 507 of the Code and Claims of Equity Security Holders.

                               B. UNDEFINED TERMS

     A term used in the Plan and not defined herein, has the meaning ascribed to such term in the Code or Rules.

                                   ARTICLE II

                      CERTAIN GENERAL TERMS AND CONDITIONS


     The following general terms and conditions apply to the Plan:

     2.1 CLASS OF CLAIMS AND PAYMENT: Various classes of Claims are defined in the Plan. The Plan is intended to deal with all claims against the Debtor of whatever character, whether or not contingent or liquidated, and whether or not allowed by the Court pursuant to Section 502(a) of the Code. However, only those Claims allowed pursuant to Section 502 (a) of the Code will receive payment under the Plan.

     2.2 MODIFICATION OF PLAN: The Plan may be modified upon application of the Debtor or corrected prior to Confirmation, without notice or hearing, and without an additional Disclosure Statement, pursuant to Section 1125 of the Code, provided that the Court finds that such modification does not materially or adversely affect any Creditor or class of Creditors or other parties in interest.

     2.3 PRESERVED LIENS: To the extent required under Section 1124(2) of the Code, to preserve the rights of a Creditor having a Secured Claim dealt with pursuant to that Section, the lien or encumbrance of that Creditor shall, to the extent valid, be preserved.

     2.4 SECURITIES LAWS: Any satisfaction provided to any Creditor or other party in interest pursuant to the Plan which may be deemed to be a security, is exempt from registration under certain state and federal securities laws pursuant to Section 1145 of the Code. Absent registration or another exemption from the requirements of registration pursuant to the Securities Act of 1933, as amended, and any applicable state securities law, the subsequent transfer of any such securities is not so exempt.

     2.5 TIME FOR FILING OF CLAIMS: The list of Creditors filed in these proceedings by the Debtor shall constitute the filing of a Claim by each Creditor which is not listed as disputed, contingent or unliquidated as to amount, but the Debtor reserves the right to object to any such Claim where it appears that the amount scheduled by the Debtor is improper or where there is some dispute with regard to that Claim. All other Creditors, or Creditors who disagree with the amounts as scheduled by the Debtor must have filed a Claim by _______________, unless a separate Bar Date applies for the rejection of executory contracts and unexpired leases under, the Plan or where there exists deficiency claims arising out of the abandonment of collateral to previously Secured Creditors or as a result of the granting of an order for relief from the provisions of Section 362 of the Code.

                                   ARTICLE III

                                   BACKGROUND

     3.1 BENEFIT: The Plan is proposed in the belief that more will thereby be realized by Creditors than would be the case if the assets of the Debtor were liquidated under Chapter 7 of the Code.

     3.2 BUSINESS: The Debtor is engaged in the business of owning and operating a mortgage brokering business.

     3.3 CONCEPT: The Plan is premised upon the revenues accumulated prior to Confirmation of the Plan, and the revenues generated thereafter.

                                   ARTICLE IV

                                BASIS OF THE PLAN

     4.1 CASH PAYMENTS: Beginning on the Effective Date, the Debtor shall, from time to time, deliver to the Disbursing Agent sufficient cash for the benefit of Creditors and other parties in interest to satisfy the cash payments required pursuant to the Plan.

     4.2 PARTIES BOUND: Upon Confirmation of the Plan, the Debtor, all Creditors, all Equity Security Holders and other parties in interest shall be bound by the provisions of the Plan; all Property of the Debtor shall be vested in the Reorganized Debtor; and all Property of the Debtor (excluding the cash sums to be paid) shall thereafter be free and clear of all Claims and interests of creditors, Equity Security Holders and other parties in interest pursuant to
Section 1141 of the Code, unless otherwise provided herein.

     4.3 NO LIQUIDATION: The Plan does not provide for the liquidation of the property of the estate, but, instead, provides for the payment of an amount greater than the liquidation value of such property through the distribution of such value, in cash and notes, to all Creditors, all Equity Security Holders and other parties in interest.

     4.4 SURVIVAL: The Debtor shall survive Confirmation and the Reorganized Debtor shall continue to engage in business. The debts of the Debtor are being discharged pursuant to Section 1141(d)(1)(A) of the Code.

                                    ARTICLE V

                     CLASSIFICATION OF CLAIMS OF THE DEBTOR


     5.1 CLASS 1 - ADMINISTRATIVE EXPENSES: Class 1 shall consist of the costs and expenses of administration as defined in Section 503 of the Code for which application or allowance is made, or a Claim is filed prior to the Effective Date, as the same are allowed, approved, and ordered paid by the Court. Class 1 shall be divided into two (2) classes as follows:

     A. CLASS 1(a) shall consist of all Claims arising under Section 330 of the Code.

     B. CLASS 1(b) shall consist of all other costs and expenses of administration, as the same may be allowed and ordered paid by the Court, including, but not limited to, any court fees or court reporter's fees which have not been paid, the cost of reproduction and mailing of the Plan and Disclosure Statement, all fees and charges assessed against the Debtor under Chapter 123 of Title 28, United States Trustee Expenses, Claims for expenses advanced on behalf of the Debtor and any post-petition operating expenses of the Debtor which are due and unpaid at Confirmation.

     5.2 CLASS 2 - PRIORITY WAGES: Class 2 shall consist of all wage Claims of the Debtor which are entitled to priority under Section 507(a)(3) of the Code.

     5.3 CLASS 3 - TAXES: Class 3 shall consist of all Unsecured Tax Claims of the Debtor which are entitled to priority under Section 507(a)(7) of the Code.

     5.4 CLASS 4 - UNSECURED CREDITORS: Class 4 shall consist of Claims of all Creditors and parties in interest of the Debtor, excluding those in Classes 1(a), 1(b), 2, 3, and 5, as the same are allowed and ordered paid by the Court. Class 4 shall be divided into three (3) subclasses, which shall vote separately, as follows:

     A. CLASS 4(a) - TRADE CREDITORS This class consists of all unsecured creditors of the Debtor other than classes 4(b) and 4 (c).

     B. CLASS 4(b) - NOTEHOLDERS - Class 4(b) shall consist of the claims of creditors who purchased notes from the Debtor.

     C. CLASS 4(c) INSIDERS - Class 4(c) shall consist of all claims of shareholders, affiliates, and insiders.

     D. GENERAL PROVISIONS CONCERNING UNSECURED CLAIMS: The following general provisions shall apply to all Unsecured claims:

     (1) ADDITIONAL CHARGES: No interest, penalty, late charge or additional charges (such as attorney's fees) shall be allowed on any Unsecured Claim subsequent to the Filing Date, unless specifically set forth herein.

     (2) DEFICIENCY CLAIMS: Unsecured Creditors whose Claims arise out of a deficiency resulting from the abandonment of collateral to a previously Secured Creditor or resulting from orders granting relief from the provisions of Section 362 of the Code, must file their Claims within Thirty (30) days after Confirmation of the Plan. Unsecured Creditors whose Claims arise out of an order issued pursuant to Section 506 of the Code must file their Claims on the later of the Bar Date or Thirty (30) days after the entry of the Section 506 Order.

     (3) CLAIMS  ARISING FROM  REJECTION OF EXECUTORY  CONTRACTS  AND  UNEXPIRED
LEASES: All Claims of Creditors arising out of the rejection of executory contracts and unexpired leases must file a Claim within Thirty (30) day after Confirmation.

     (4) AMOUNT OF CLAIMS: All references to Claims and amounts of Claims refer to the amount of the claim as allowed by the Court. The Debtor reserves the right, both before and after Confirmation, to object to Claims so as to have the Court determine the amount allowed to be paid under the Plan.

     (5) IMPAIRMENT: All Creditors except Classes 1(a), 1(b), 2, 3, and 4(a) are impaired as that term is defined in Section 1124 of the Code.

     (6) FAIR AND EQUITABLE: The Plan is fair and equitable with respect to all classes of Unsecured Creditors.

     5.5 CLASS 5 - EQUITY SECURITY HOLDERS: Class 6 shall consist of all Claims of Equity Security Holders of the Debtor.

                                   ARTICLE VI

             DISTRIBUTION TO CREDITORS AND OTHER PARTIES IN INTEREST

     6.1 CLASS 1(a) CLAIMS shall be paid in full the first day of the first month following the Effective Date.

     6.2 CLASS 1(b) CLAIMS shall be paid in full the first day of the first month following the Effective Date.

     6.3 CLASS 2 CLAIMS shall be paid in full the first day of the first month following the Effective Date.

     6.4 CLASS 3 CLAIMS The Debtor does not believe there are any creditors in Class 3.

     6.5 CLASSES 4(a), 4(b) AND 4(c) CLAIMS:

     A. CLASS 4(a) - TRADE CREDITORS: This class consists of all Unsecured Coeditors of the Debtor other than Classes 4(b) and 4(c). The Debtor estimates there are four (4) Creditors in this class who hold Claims of approximately Twenty Thousand Dollars ($20,000) which will be paid One Hundred Percent (100%) of their allowed claims on the Effective Date of the Plan.

     B. CLASS 4(b) - NOTEHOLDERS: This class consists of the claims of certain creditors who purchased Notes from the Debtor in 1989. The Debtor estimates that there are Twelve (12) creditors in this class who held claims of approximately One Hundred Nineteen Thousand One Hundred Sixty-Seven Dollars ($119,167.00). This class shall be paid Fifty Percent (50%) of their allowed claims on the Effective Date of the Plan, with the balance paid in twelve (12) equal monthly installments commencing thirty (30) days after the Effective Date. The balance shall accrue interest at ten percent (10%) per annum.

     C. CLASS 4(c) - CLAIMS OF INSIDERS: This class consists of claims of shareholders, affiliates, and insiders of the Debtor. The Debtor estimates that there are two (2) creditors in this class who hold claims of approximately Twenty Thousand Dollars ($20,000.00). This class will be paid One Hundred Percent (100%) of their allowed claims; however, this class shall receive no payment until all other creditors are paid in-full.

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
     6.6 EQUITY SECURITY CLAIMS (CLASS 5): The sole shareholder of the Debtor is Century Pacific Corporation, a public company whose stock is traded on the over-the-counter market.

     6.7 SURRENDER AND CANCELLATION OF DEBT INSTRUMENTS AND SECURITY: No holder of a promissory note, bond, payment guaranty or other transferable instrument (collectively "instruments") shall receive any distribution under the Plan until such instrument has been surrendered to, or satisfactory evidence of loss has been provided to the Corporation. Any holder of an instrument that fails to surrender such instrument or provide satisfactory evidence of loss thereof, within twelve (12) months after the Effective Date, shall be deemed to have no further Claim against or in the Debtor and shall receive no distribution under the Plan and such distribution which otherwise would have been made to such holder will thereafter become the unencumbered property of the Reorganized Debtor. A1 mortgages, deeds of trust and other security interests securing any Claim shall be deemed to have been relinquished and reconveyed to the Debtor as of the Effective Date.

     6.8 DE MINIMS DISTRIBUTIONS: Notwithstanding anything to the contrary herein, no distributions of cash shall be made hereunder in an amount less than Ten Dollars ($10). All cash not distributed pursuant to this provision shall vest in the Reorganized Debtor free of any Claim.

                                   ARTICLE VII

                              IMPAIRMENT OF CLAIMS

     7.1 CLAIMS IMPAIRED UNDER THE PLAN: All Claims, except classes 1(a), 1(b), 2, 3, and 4(a) are impaired under the Plan, as that term is defined in Section 1124 of the Code.

     7.2 TREATMENT OF IMPAIRED CLASSES: All impaired classes of Claims and classes of interest shall receive the distributions set forth in this Plan on account of, and in complete satisfaction of, all such Allowed Claims (and any interest accrued thereon) and Allowed Interest. Without limiting the foregoing, and effective on the Effective Date, each Creditor and each Equity Security Holder (or its successor) shall be deemed to have assigned to the Debtor and all such parties shall be deemed to have waived, relinquished and released any and all of their rights and Claims (other than as provided for in the Plan or the Confirmation order) against the Debtor.

                                  ARTICLE VIII

                                 SOURCE OF FUNDS

     8.1 REVENUES: The source of funds for the implementation of the Plan are the funds on hand, and the future income of the Debtor.

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
                                   ARTICLE IX

                       COMPENSATION OF OFFICERS, DIRECTORS
                         AND SHAREHOLDERS OF THE DEBTOR

     9.1 The President of the Debtor is Carlton V. Phillips, who receives an annual salary of Thirty-Six-Thousand Dollars ($36,000.00). The Vice-President of the Debtor is Gina M. Phillips, who receives an annual salary of Thirty-One Thousand Three Hundred Forty-Four Dollars ($31,344.00).

     9.2 LIMITATIONS ON COMPENSATION TO OFFICERS, DIRECTORS AND EQUITY SECURITY HOLDERS AND DIVIDENDS: During the life of the Plan, no officer, director or shareholder will receive any increases in salary or other compensation except for cost of living adjustments on an annual basis and except as set forth in the Plan. The Debtor, during the life of the Plan, will not declare any dividend on its Common Stock.

                                    ARTICLE X

                                DISBURSING AGENT

     10.1 DUTIES OF DISBURSING AGENT: The Disbursing Agent shall receive, disburse and account to the Court, the Creditors, Equity Security Holders and other parties in interest for the cash dividends, and shall be responsible for reviewing and approving all Claims (all disputes to be resolved by the Court), keep adequate records of all transactions, receipts and disbursements, communicating with, and advising all Creditors, Equity Security Holders and other parties in interest as needed, and such other duties as may be consistent with the responsibilities of a Disbursing Agent.

     10.2 FEES AND EXPENSES: The Disbursing Agent's fee for all services to be rendered pursuant to this Plan shall be on an hourly basis, plus reasonable expenses, and shall be treated as a Class 1(a) Priority Claim.

     10.3 TERMINATION OF DISBURSING AGENTS' DUTIES: The entry of an order terminating and concluding the case shall discharge the Disbursing Agent. Thereafter, the Debtor shall make all payments required under the Plan.

                                   ARTICLE XI

                             SATISFACTION OF CLAIMS

     11.1 SATISFACTION: All Creditors, Equity Security Holders and other parties in interest who have or assert claims in any class shall, upon Confirmation of the Plan, be deemed to have acknowledged that their respective Claims are fully satisfied by the distribution provided herein, each of which Claims, whether known or unknown, scheduled or unscheduled, filed or unfiled, asserted or assertable, is declared and shall be, for all purposes, upon the entry of the Order confirming the Plan, satisfied in full.

                                  ARTICLE XII

                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

     12.1 ASSUMPTION: All leases, wherein the Debtor is the lessor, are hereby assumed, however, the assumption of such leases shall not act as a bar to the assertion by the Debtor of a breach of any such lease by the lessee.

     12.2 REJECTION: All leases, wherein the Debtor is the lessee, and executory contracts of the Debtor, except as set forth in Exhibits "A" and "B", respectively, are hereby rejected, provided however, that the Debtor specifically reserves the right, for a period of one hundred and twenty (120) days following Confirmation of the Plan, to assume any such rejected executory contract or unexpired lease, in which event the rejection shall be deemed null and void and both the Debtor and the other contracting party shall be deemed bound by the terms and provisions of the contract involved. Any damages arising from the rejection of an executory contract or unexpired lease shall be treated as a Class 4 (a) Claim.

     12.3 CURE OF DEFAULTS: Upon Confirmation, the Court shall provide that any contract affirmed pursuant to this Article XIII or previously assumed pursuant to Section 365 of the Code, will be in force upon cure of any defaults requiring cure under Section 365 of the Code.

     12.4 CLAIMS AFTER REJECTION: Any Creditor who wishes to assert a Claim due to the rejection of any executory contract or unexpired lease must file said Claim with the Court within thirty (30) days after Confirmation.

                                  ARTICLE XIII

                   PRESERVATION OF BANKRUPTCY CAUSES OF ACTION

     13.1 PRESERVATION: Any and all causes of action which the Debtor may have or which may arise under any of the provisions of the Code or which may be enforceable under any of the provisions of the Code or any other law or statute, shall be preserved and this Court shall retain jurisdiction to dispose of such causes of action. All such causes of action shall belong to the Debtors as a part of the assets retained by them.

                                  ARTICLE XIV

                               GENERAL PROVISIONS

     14.1 NO ADDITIONAL CHARGES: Except as expressly stated in the Plan, or as allowed by Court Order, no interest, penalty, late charge or additional charges (such as attorney's fees) shall be allowed on any Claim subsequent to the Filing Date.

     14.2 REMEDIES TO CURE DEFECTS: After Confirmation, the Debtors may, with the approval of the Court, and so long as it does not materially or adversely affect the interest of Creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan, or in the Confirmation of the Plan, in such a manner as may be necessary to carry out the purpose and the intent of the Plan.

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
     14.3 DISCHARGE: Nothing in the Plan shall be deemed to waive, limit or restrict in any way the discharge granted upon Confirmation of the Plan in
Section 1141 of the Code. Except as otherwise provided in the Plan or in the Order confirming the Plan, such Confirmation Order acts as of the Effective Date, of any and all debts of the Debtor that arose at any time before the entry of the Confirmation Order, including, but not limited to, all principal and any and all interest accrued thereon, pursuant to Section 1141(d)(1) of the Code. The discharge of the Debtor shall be effective as to each Claim, regardless of whether a proof of claim thereof was filed, whether the Claim is an Allowed Claim or whether the holder thereof votes to accept the Plan.

     14.4 HEADINGS: Paragraph headings have been inserted in the Plan for the convenience of the reader. Such headings shall not serve in any way to limit or modify the provisions of the, paragraph.

                                   ARTICLE XV

                            JURISDICTION OF THE COURT

     15.1 REINVESTMENT OF TITLE AND RETENTION OF JURISDICTION: On Confirmation, the Debtor shall be reinvested with its assets, subject only to the terms of the Plan and the liens of the Secured Creditors described herein. The Debtor shall be entitled to manage its affairs, subject to the limitations set forth herein, without further order of the Court. Subject to such limitations, the Court will retain jurisdiction until the Plan has been fully consummated for certain purposes, including, but not limited to:

     A. THE CLASSIFICATION OF A CLAIM OF ANY CREDITOR, THE RE-EXAMINATION OF ANY CLAIM WHICH HAS BEEN ALLOWED FOR THE PURPOSES OF VOTING AND THE DETERMINATION OF SUCH OBJECTIONS AS MAY BE FILED TO ANY CLAIM: The failure by the Debtor to object to or to examine any Claim for the purposes of voting, shall not be deemed a waiver of the Debtor's right to object to or reexamine the Claim in whole or in part. If a Creditor does not file a Claim in these proceedings, the Debtor may object to the amount scheduled as owing to that Creditor, in whole or in part. If any objection to a Claim is filed, no payment will be made with respect to such Claim until a determination on such objection has been made by the Court.

     B. DISPUTED CLAIMS; OBJECTIONS TO CLAIMS: Any party in interest may file an objection to any claim within ninety (90) days from the Effective Date. Objections not filed within such time shall be deemed waived.

     If any Claim or any portion thereof is challenged by objection, the Debtor shall segregate and set aside funds, consistent with the Plan, sufficient to satisfy the Claim as filed, or as scheduled by the Debtor. When an objection to a Claim has been resolved, distribution shall be made accordingly.

     C. TITLE TO AND LIENS AGAINST ASSETS: Determination of all questions and disputes regarding title to and liens on the assets of the Debtor and determination of all causes of action, controversies, disputes or conflicts whether or not subject to an action pending as of the date of Confirmation, between the Debtor and any other party, including, but not limited to, the right of the Debtor to recover assets pursuant to the provisions of the Code.

     D. CORRECTION OF DEFECTS: Correction of any defect, the curing of any omission or the reconciliation of any inconsistency in the Plan or in the Confirmation as may be necessary to carry out the purposes and intent of the Plan.

     E. MODIFICATION: After Confirmation, the Debtor may, with the approval of the Court, and so long as it does not materially or adversely affect the interest of Creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Confirmation in such manner as may be necessary to carry out the purposes and effect of the Plan.

     F. ENFORCEMENT: To enforce and interpret the terms and conditions of the Plan.

     G. FURTHER ORDERS: Entry of any order, including injunctions, necessary to enforce the title, rights and powers of the Debtor and to impose such limitations, restrictions, terms and conditions of such title, rights and powers as the Court may deem necessary.

     H. CONCLUSION: Entry of an order concluding and terminating this case.

RESPECTFULLY SUBMITTED this 4th day of February, 1994.


                                        VISTA FINANCIAL SERVICES, INC.,
                                        an Arizona corporation


                                        By: /s/ CARLTON V. PHILLIPS
                                            ------------------------------------
                                            Carlton V. Phillips, its President

Attorneys for Debtor:

    JAMES M. LaGANKE, P.C.


By: /s/ JAMES M. LAGANKE
    ----------------------------------
    James M. LaGanke
    2600 North Central Avenue
    Suite 1107
    Phoenix, AZ  85004
    (602) 240-6681

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